SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  May 30, 2007
                                  ------------
               Date of report (Date of earliest event reported):


                              THE FINOVA GROUP INC.
                             ----------------------
                 (Exact Name of Registrant Specified in Charter)


    Delaware                         1-11011                     86-0695381
    --------                         -------                     ----------
(State or Other             (Commission File Number)          (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)


 8320 North Scottsdale Road, Suite C112, Scottsdale, AZ               85258
 ------------------------------------------------------               -----
      (Address of Principal Executive Offices)                      (Zip Code)


                                 (480) 624-4988
                                 --------------
                         (Registrant's telephone number)


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):


[_]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)


[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)


[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))


[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))


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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the continued liquidation of the Registrant's assets, one of the Registrant's principal executive officers, James M. Wifler, Senior Vice President, Transportation, resigned from the Registrant on May 31, 2007.


SECTION 8 - OTHER EVENTS

ITEM 8.01.  OTHER EVENTS

Reference is made to the Registrant's prior disclosure of litigation against the Registrant and its subsidiary, FINOVA Capital Corporation (the "Company") with respect to a group of noteholders of Thaxton Life Partners, Inc. ("TLP") contained in the Registrant's Form 10-K for the fiscal year ended December 31, 2006, filed on March 22, 2007 with the Securities and Exchange Commission.

As previously disclosed, on February 14, 2007, a suit (the "TLP Action") was filed as a class action on behalf of approximately 150 TLP noteholders with claims related to approximately $20 million in TLP notes. On May 30, 2007, the Registrant's and the Company's motion to compel arbitration of all claims asserted in the TLP Action was granted by the United States District Court for the District of South Carolina and the plaintiff's motion was dismissed.















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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                THE FINOVA GROUP INC.

Date: June 1, 2007                              By:  /s/ Philip A. Donnelly
                                                     ----------------------
                                                     Philip A. Donnelly
                                                     Senior Vice President
                                                     General Counsel & Secretary












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